Exhibit 4.1

BANCO SANTANDER, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee, Calculation Agent and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV,

Luxembourg Branch

as Senior Non Preferred Debt Securities Registrar

SECOND SUPPLEMENTAL INDENTURE

dated as of August 25, 2026

to

SENIOR NON PREFERRED DEBT SECURITIES INDENTURE

dated as of April 15, 2026

SECOND SUPPLEMENTAL INDENTURE (“Second Supplemental Indenture”), dated as of August 25, 2026, among BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, as issuer, THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee,” which term includes any successor Trustee), calculation agent (the “Calculation Agent,” which term includes any successor Calculation Agent) and principal paying agent (the “Principal Paying Agent,” which term includes any successor Principal Paying Agent), having its Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, a société anonyme/naamloze vennootschap, incorporated under the laws of Belgium, as senior non preferred debt securities registrar (the “Senior Non Preferred Debt Securities Registrar”), having its principal office at 2-4 Rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Senior Non Preferred Debt Securities Indenture dated as of April 15, 2026 (as heretofore amended and supplemented, the “Base Indenture” and, the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, the “Senior Non Preferred Debt Securities Indenture”), to provide for the issuance of the Company’s senior non preferred debt securities (the “Senior Non Preferred Debt Securities”), including the Senior Non Preferred Notes (as defined below).

WHEREAS, Section 9.01(d) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Non Preferred Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders;

WHEREAS, there are no Outstanding Senior Non Preferred Debt Securities of any series created prior to the execution of this Second Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company has authorized the entry into this Second Supplemental Indenture and the establishment of the Senior Non Preferred Notes (as defined below), as required by Section 9.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish (i) a series of Senior Non Preferred Debt Securities to be known as the Series SNP-273 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 (the “2030 Fixed-to-Fixed Rate Notes” ) and (ii) a series of Senior Non Preferred Debt Securities to be known as the Series SNP-274 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (the “2034 Fixed-to-Fixed Rate Notes” and, together with the 2030 Fixed-to-Fixed Rate Notes, the “Senior Non Preferred Notes”), each pursuant to Sections 2.01 and 3.01 of the Base Indenture. Each of the 2030 Fixed-to-Fixed Rate Notes and the 2034 Fixed-to-Fixed Rate Notes may be issued from time to time, and any 2030 Fixed-to-Fixed Rate Notes and 2034 Fixed-to-Fixed Rate Notes issued as part of the relevant series created herein will constitute a single series of Senior Non Preferred Debt Securities under the Senior Non Preferred Debt Securities Indenture and shall be included in the definition of “2030 Fixed-to-Fixed Rate Notes” or “2034 Fixed-to-Fixed Rate Notes,” as applicable, where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Second Supplemental Indenture and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this Second Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Second Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this Second Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Senior Non Preferred Debt Securities.

ARTICLE 2

FORM OF SENIOR NON PREFERRED NOTES

Section 2.01. Terms of the 2030 Fixed-to-Fixed Rate Notes. The following terms relating to the 2030 Fixed-to-Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture (terms defined in this Section 2.01 shall apply with respect to the 2030 Fixed-to-Fixed Rate Notes only):

(a) The 2030 Fixed-to-Fixed Rate Notes shall be designated as the Series SNP-273 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030;

(b) The price at which the 2030 Fixed-to-Fixed Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the 2030 Fixed-to-Fixed Rate Notes that may be authenticated and delivered under the Senior Non Preferred Debt Securities Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Senior Non Preferred Debt Securities Indenture, including Section 2.01(t) hereof;

(d) Principal on the 2030 Fixed-to-Fixed Rate Notes shall be payable on August 25, 2030 (the “Maturity Date”);

(e) The 2030 Fixed-to-Fixed Rate Notes shall be issued in global registered form on August 25, 2026. From (and including) the date of issuance to (but excluding) August 25, 2029 (the “Reset Date”), interest will accrue on the 2030 Fixed-to-Fixed Rate Notes at a fixed rate of 5.005% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest will accrue on the 2030 Fixed-to-Fixed Rate Notes at a fixed rate equal to the applicable U.S. Treasury Rate (as defined herein) as of the second Business Day (as defined herein) preceding the Reset Date (the “Reset Determination Date”), plus 0.750% per annum. Interest will be payable semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2027, up to and including the Maturity Date or any date of earlier redemption;

Interest on the 2030 Fixed-to-Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Date for the 2030 Fixed-to-Fixed Rate Notes will be 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day. If any scheduled Interest Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the 2030 Fixed-to-Fixed Rate Notes;

(g) Principal of and any interest on the 2030 Fixed-to-Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The 2030 Fixed-to-Fixed Rate Notes shall not be redeemable except as provided in Sections 11.08, 11.09, 11.10 and 11.11 of the Senior Non Preferred Debt Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the 2030 Fixed-to-Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j) The 2030 Fixed-to-Fixed Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the 2030 Fixed-to-Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Non Preferred Debt Securities Indenture;

(l) Additional Amounts in respect of the 2030 Fixed-to-Fixed Rate Notes shall be payable as set forth in the Senior Non Preferred Debt Securities Indenture;

(m) The 2030 Fixed-to-Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the 2030 Fixed-to-Fixed Rate Notes shall be payable only in the coin or currency in which the 2030 Fixed-to-Fixed Rate Notes are denominated;

(o) The 2030 Fixed-to-Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The 2030 Fixed-to-Fixed Rate Notes will not be initially issued in definitive form;

(q) The Events of Default on the 2030 Fixed-to-Fixed Rate Notes are as provided for in Section 5.01 of the Senior Non Preferred Debt Securities Indenture;

(r) The Company agrees with respect to the 2030 Fixed-to-Fixed Rate Notes and each Holder of the 2030 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2030 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the ranking as described in Section 12.01 of the Senior Non Preferred Debt Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2030 Fixed-to-Fixed Rate Notes. In addition, each Holder of the 2030 Fixed-to-Fixed Rate Notes, by his or her acquisition of such 2030 Fixed-to-Fixed Rate Notes, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2030 Fixed-to-Fixed Rate Notes as provided in the Senior Non Preferred Debt Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(s) The form of the 2030 Fixed-to-Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(t) The Company may issue additional 2030 Fixed-to-Fixed Rate Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the 2030 Fixed-to-Fixed Rate Notes; provided, however, that such Additional Notes will not have the same CUSIP, ISIN or other identifying number as the Outstanding 2030 Fixed-to-Fixed Rate Notes unless the Additional Notes are fungible with the 2030 Fixed-to-Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional Notes, together with the 2030 Fixed-to-Fixed Rate Notes, will constitute a single series of securities under the Senior Non Preferred Debt Securities Indenture;

(u) The Company appoints The Bank of New York Mellon, London Branch, as the initial Calculation Agent and Principal Paying Agent for the 2030 Fixed-to-Fixed Rate Notes pursuant to the terms of the Calculation Agency Agreement;

(v) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Non Preferred Debt Securities Registrar for the 2030 Fixed-to-Fixed Rate Notes pursuant to Section 3.05 of the Senior Non Preferred Debt Securities Indenture;

(w) The terms of substitution and variation of the 2030 Fixed-to-Fixed Rate Notes are as provided for in Section 8.04 of the Senior Non Preferred Debt Securities Indenture;

(x) Subject to applicable law, neither any Holder or beneficial owner of the 2030 Fixed-to-Fixed Rate Notes nor the Trustee acting on behalf of the Holders of the 2030 Fixed-to-Fixed Rate Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the 2030 Fixed-to-Fixed Rate Notes as provided for in Section 12.04 of the Senior Non Preferred Debt Securities Indenture;

(y) Each Holder of the 2030 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2030 Fixed-to-Fixed Rate Notes, will be deemed to have acknowledged, accepted, consented to and agreed to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Senior Non Preferred Debt Securities Indenture;

(z) The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Non Preferred Debt Securities Registrar for the 2030 Fixed-to-Fixed Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Senior Non Preferred Debt Securities Indenture; and

(aa) Each of the parties hereto agrees with respect to the Senior Non Preferred Debt Securities Indenture and the 2030 Fixed-to-Fixed Rate Notes, and each Holder of the 2030 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2030 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the submission to jurisdiction set forth in Section 1.15 of the Senior Non Preferred Debt Securities Indenture.

Section 2.02. Terms of the 2034 Fixed-to-Fixed Rate Notes. The following terms relating to the 2034 Fixed-to-Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture (terms defined in this Section 2.02 shall apply with respect to the 2034 Fixed-to-Fixed Rate Notes only):

(a) The 2034 Fixed-to-Fixed Rate Notes shall be designated as the Series SNP-274 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034;

(b) The price at which the 2034 Fixed-to-Fixed Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the 2034 Fixed-to-Fixed Rate Notes that may be authenticated and delivered under the Senior Non Preferred Debt Securities Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Senior Non Preferred Debt Securities Indenture, including Section 2.02(t) hereof;

(d) Principal on the 2034 Fixed-to-Fixed Rate Notes shall be payable on August 25, 2034 (the “Maturity Date”);

(e) The 2034 Fixed-to-Fixed Rate Notes shall be issued in global registered form on August 25, 2026. From (and including) the date of issuance to (but excluding) August 25, 2033 (the “Reset Date”), interest will accrue on the 2034 Fixed-to-Fixed Rate Notes at a fixed rate of 5.624% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest will accrue on the 2034 Fixed-to-Fixed Rate Notes at a fixed rate equal to the applicable U.S. Treasury Rate (as defined herein) as of the second Business Day (as defined herein) preceding the Reset Date (the “Reset Determination Date”), plus 1.100% per annum. Interest will be payable semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2027, up to and including the Maturity Date or any date of earlier redemption;

Interest on the 2034 Fixed-to-Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Date for the 2034 Fixed-to-Fixed Rate Notes will be 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day. If any scheduled Interest Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the 2034 Fixed-to-Fixed Rate Notes;

(g) Principal of and any interest on the 2034 Fixed-to-Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The 2034 Fixed-to-Fixed Rate Notes shall not be redeemable except as provided in Sections 11.08, 11.09, 11.10 and 11.11 of the Senior Non Preferred Debt Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the 2034 Fixed-to-Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j) The 2034 Fixed-to-Fixed Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the 2034 Fixed-to-Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Non Preferred Debt Securities Indenture;

(l) Additional Amounts in respect of the 2034 Fixed-to-Fixed Rate Notes shall be payable as set forth in the Senior Non Preferred Debt Securities Indenture;

(m) The 2034 Fixed-to-Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the 2034 Fixed-to-Fixed Rate Notes shall be payable only in the coin or currency in which the 2034 Fixed-to-Fixed Rate Notes are denominated;

(o) The 2034 Fixed-to-Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The 2034 Fixed-to-Fixed Rate Notes will not be initially issued in definitive form;

(q) The Events of Default on the 2034 Fixed-to-Fixed Rate Notes are as provided for in Section 5.01 of the Senior Non Preferred Debt Securities Indenture;

(r) The Company agrees with respect to the 2034 Fixed-to-Fixed Rate Notes and each Holder of the 2034 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2034 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the ranking as described in Section 12.01 of the Senior Non Preferred Debt Securities Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2034 Fixed-to-Fixed Rate Notes. In addition, each Holder of the 2034 Fixed-to-Fixed Rate Notes, by his or her acquisition of such 2034 Fixed-to-Fixed Rate Notes, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2034 Fixed-to-Fixed Rate Notes as provided in the Senior Non Preferred Debt Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(s) The form of the 2034 Fixed-to-Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit C hereto;

(t) The Company may issue additional 2034 Fixed-to-Fixed Rate Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the 2034 Fixed-to-Fixed Rate Notes; provided, however, that such Additional Notes will not have the same CUSIP, ISIN or other identifying number as the Outstanding 2034 Fixed-to-Fixed Rate Notes unless the Additional Notes are fungible with the 2034 Fixed-to-Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional Notes, together with the 2034 Fixed-to-Fixed Rate Notes, will constitute a single series of securities under the Senior Non Preferred Debt Securities Indenture;

(u) The Company appoints The Bank of New York Mellon, London Branch, as the initial Calculation Agent and Principal Paying Agent for the 2034 Fixed-to-Fixed Rate Notes pursuant to the terms of the Calculation Agency Agreement;

(v) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Non Preferred Debt Securities Registrar for the 2034 Fixed-to-Fixed Rate Notes pursuant to Section 3.05 of the Senior Non Preferred Debt Securities Indenture;

(w) The terms of substitution and variation of the 2034 Fixed-to-Fixed Rate Notes are as provided for in Section 8.04 of the Senior Non Preferred Debt Securities Indenture;

(x) Subject to applicable law, neither any Holder or beneficial owner of the 2034 Fixed-to-Fixed Rate Notes nor the Trustee acting on behalf of the Holders of the 2034 Fixed-to-Fixed Rate Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the 2034 Fixed-to-Fixed Rate Notes as provided for in Section 12.04 of the Senior Non Preferred Debt Securities Indenture;

(y) Each Holder of the 2034 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2034 Fixed-to-Fixed Rate Notes, will be deemed to have acknowledged, accepted, consented to and agreed to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Senior Non Preferred Debt Securities Indenture;

(z) The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Senior Non Preferred Debt Securities Registrar for the 2034 Fixed-to-Fixed Rate Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Senior Non Preferred Debt Securities Indenture; and

(aa) Each of the parties hereto agrees with respect to the Senior Non Preferred Debt Securities Indenture and the 2034 Fixed-to-Fixed Rate Notes, and each Holder of the 2034 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2034 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the submission to jurisdiction set forth in Section 1.15 of the Senior Non Preferred Debt Securities Indenture.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE SENIOR NON PREFERRED NOTES

Section 3.01. Addition of Definitions with respect to the 2030 Fixed-to-Fixed Rate Notes. With respect to the 2030 Fixed-to-Fixed Rate Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Additional Notes” shall have the meaning provided in Section 2.01(t) of this Second Supplemental Indenture.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company (and notified to the Calculation Agent) with a maturity date on or about the last day of the Reset Period, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations (as defined herein) for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Company and the Calculation Agent by a Reference Treasury Dealer.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication as determined by the Company (and notified to the Calculation Agent) that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of the Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time but prior to the Reset Determination Date.

“Issue Date” means August 25, 2026, being the date of the initial issue of the 2030 Fixed-to-Fixed Rate Notes.

“Maturity Date” means August 25, 2030.

“Optional Redemption Date” means August 25, 2029.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Date” means August 25, 2029.

“Reset Determination Date” means the second Business Day (as defined herein) preceding the Reset Date.

“Reset Period” means the period from (and including) the Reset Date to (but excluding) the Maturity Date.

“U.S. Treasury Rate” means, in relation to the Reset Date and the Reset Period commencing on the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities for the five (5) Business Days immediately prior to the Reset Determination Date, published in the most recent H.15, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as set forth under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recent H.15 (or any successor release to be determined by the Company and notified to the Calculation Agent) at 5:00 p.m. (New York City time) on the Reset Determination Date.

Section 3.02. Addition of Definitions with respect to the 2034 Fixed-to-Fixed Rate Notes. With respect to the 2034 Fixed-to-Fixed Rate Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Additional Notes” shall have the meaning provided in Section 2.02(t) of this Second Supplemental Indenture.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company (and notified to the Calculation Agent) with a maturity date on or about the last day of the Reset Period, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations (as defined herein) for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Company and the Calculation Agent by a Reference Treasury Dealer.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication as determined by the Company (and notified to the Calculation Agent) that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of the Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time but prior to the Reset Determination Date.

“Issue Date” means August 25, 2026, being the date of the initial issue of the 2034 Fixed-to-Fixed Rate Notes.

“Maturity Date” means August 25, 2034.

“Optional Redemption Date” means August 25, 2033.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Date” means August 25, 2033.

“Reset Determination Date” means the second Business Day (as defined herein) preceding the Reset Date.

“Reset Period” means the period from (and including) the Reset Date to (but excluding) the Maturity Date.

“U.S. Treasury Rate” means, in relation to the Reset Date and the Reset Period commencing on the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities for the five (5) Business Days immediately prior to the Reset Determination Date, published in the most recent H.15, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as set forth under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recent H.15 (or any successor release to be determined by the Company and notified to the Calculation Agent) at 5:00 p.m. (New York City time) on the Reset Determination Date.

Section 3.04. Replacement of Provisions with Respect to Optional Early Redemption (Call). With respect to the Senior Non Preferred Notes only, Section 11.10 of the Base Indenture is hereby replaced with the following:

Section 11.10. Optional Early Redemption (Call). The Company may redeem the Senior Non Preferred Notes of any series, at its option, in whole, but not in part, respectively, on the applicable Optional Redemption Date (as defined herein), in each case at their respective principal amount (the “Early Redemption Amount (Call)”), together with any accrued and unpaid interest thereon to (but excluding) the applicable Optional Redemption Date. The Company shall give no less than five (5) nor more than 30 days’ notice to the holders of the Senior Non Preferred Notes in accordance with Section 11.04 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee.

Redemption at the option of the Company pursuant to this Section 11.10 shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the Company obtaining the prior Supervisory Permission therefor, as required.

Section 3.05. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of interest, if any, and any Additional Amounts on the Senior Non Preferred Notes may be made by wire transfer of immediately available funds.

Section 3.06. Deletion of Provisions with Respect to Selection by the Trustee of Senior Non Preferred Debt Securities to Be Redeemed. With respect to the Senior Non Preferred Notes, the first paragraph of Section 11.03 of the Base Indenture is deleted in its entirety.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by each of the Company and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Senior Non Preferred Notes or otherwise as applicable.

Section 4.02. Confirmation of Indenture. The Base Indenture, as amended and supplemented by this Second Supplemental Indenture with respect to the Senior Non Preferred Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all other indentures supplemental thereto shall, in respect of the Senior Non Preferred Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This Second Supplemental Indenture constitutes an integral part of the Senior Non Preferred Debt Securities Indenture and, where applicable, with respect to the Senior Non Preferred Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail where applicable.

Section 4.03. Concerning the Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this Second Supplemental Indenture or the Senior Non Preferred Notes. The recitals and statements herein and in the Senior Non Preferred Notes are deemed to be those of the Company and not the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Senior Non Preferred Debt Securities Indenture and the Senior Non Preferred Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 12.01 of the Senior Non Preferred Debt Securities Indenture, Section 2.01(r) and Section 2.02(r) of this Second Supplemental Indenture and the status provisions of the Senior Non Preferred Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution of the Senior Non Preferred Debt Securities Indenture and the Senior Non Preferred Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company, the Trustee and the Senior Non Preferred Debt Securities Registrar, as the case may be.

Section 4.05. Separability. In case any provision contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile, email or other electronic format (e.g., PDF, “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., PDF, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes. This Second Supplemental Indenture and any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this Second Supplemental Indenture, such supplemental indenture or the issuance and delivery of the Senior Non Preferred Debt Securities may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

Section 4.07. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Second Supplemental Indenture and related financing documents and delivered using email, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, the “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.08. Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Second Supplemental Indenture or any other agreements, arrangements, or understanding between the Senior Non Preferred Debt Securities Registrar and the Company or any Holder, the Company and each Holder acknowledges and accepts that a BRRD Liability arising under this Second Supplemental Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Senior Non Preferred Debt Securities Registrar to the Company or to any Holder under this Second Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Senior Non Preferred Debt Securities Registrar or another person, and the issue to or conferral on the Company or on any Holder of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Second Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority in respect of the Senior Non Preferred Debt Securities Registrar.

Solely as used in this Section 4.08:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule), in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule) in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Senior Non Preferred Debt Securities Registrar.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Juan Urigoen Irusta
Name: Juan Urigoen Irusta
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee, Calculation Agent and Principal Paying Agent

By:	/s/ Nathan Hodd
Name: Nathan Hodd
Title: Authorised Signatory

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Non Preferred Debt Securities Registrar

By:	/s/ Nathan Hodd
Name: Nathan Hodd
Title: Authorised Signatory

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2030 FIXED-TO-FIXED RATE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 12.01 OF THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE, AND SECTION 2.01(r) OF THE SECOND SUPPLEMENTAL INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTIONS 12.01 AND 2.01(r), RESPECTIVELY, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE, SECTION 2.01(r) OF THE SECOND SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971KAZ2

ISIN No. US05971KAZ21

SERIES SNP-273 SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2030

(THE “2030 FIXED-TO-FIXED RATE NOTES”)

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company,” which term includes any successor person under the Senior Non Preferred Debt Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $      (    dollars) on August 25, 2030 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2027, and ending on the Maturity Date or any date of earlier redemption. Interest so payable on any Interest Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Senior Non Preferred Debt Securities Indenture (each a “Regular Record Date”).

From (and including) the date of issuance to (but excluding) August 25, 2029 (the “Reset Date”), interest will accrue on the 2030 Fixed-to-Fixed Rate Notes at a fixed rate of 5.005% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest will accrue on the 2030 Fixed-to-Fixed Rate Notes at a fixed rate equal to the applicable U.S. Treasury Rate (as defined herein) as of the second Business Day (as defined herein) preceding the Reset Date (the “Reset Determination Date”), plus 0.750% per annum.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Non Preferred Debt Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The 2030 Fixed-to-Fixed Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the 2030 Fixed-to-Fixed Rate Notes, i.e., US$1,000,000,000 was equivalent to approximately €863,781,636, at the Bloomberg reference exchange rate as of August 18, 2026 of €1.00 per US$1.1577 (EUR/USD). Amounts due on the Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Note shall not be entitled to any benefit under the Senior Non Preferred Debt Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2030 Fixed-to-Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the 2030 Fixed-to-Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2030 Fixed-to-Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“CET1 Capital” means at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations (as each of such terms is defined in the Senior Non Preferred Debt Securities Indenture) at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the 2030 Fixed-to-Fixed Rate Notes represented hereby was executed on August 24, 2026 before the Notary Public of Madrid, Mr. Miguel Ruiz-Gallardón García de la Rasilla, with the number 4,938 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: August  , 2026

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Non Preferred Debt Securities of the series designated herein referred to in the within-mentioned Senior Non Preferred Debt Securities Indenture.

Dated: August  , 2026

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series SNP-273 Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 (herein called the “2030 Fixed-to-Fixed Rate Notes”) issued and to be issued in one or more series under a Senior Non Preferred Debt Securities Indenture, dated as of April 15, 2026 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Second Supplemental Indenture, dated as of August 25, 2026, among the Company, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Non Preferred Debt Securities Registrar (the “Second Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the “Senior Non Preferred Debt Securities Indenture”) to which Senior Non Preferred Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the 2030 Fixed-to-Fixed Rate Notes and of the terms upon which the 2030 Fixed-to-Fixed Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Non Preferred Debt Securities Indenture unless otherwise indicated. The terms of the 2030 Fixed-to-Fixed Rate Notes include those stated in the Senior Non Preferred Debt Securities Indenture. The 2030 Fixed-to-Fixed Rate Notes are subject to all such terms, and Holders are referred to the Senior Non Preferred Debt Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Senior Non Preferred Debt Securities Indenture, the terms of the Senior Non Preferred Debt Securities Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the 2030 Fixed-to-Fixed Rate Notes, issue additional Senior Non Preferred Debt Securities under the Senior Non Preferred Debt Securities Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first interest payment date, as the 2030 Fixed-to-Fixed Rate Notes; provided, however, that such additional 2030 Fixed-to-Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the Outstanding 2030 Fixed-to-Fixed Rate Notes unless the additional 2030 Fixed-to-Fixed Rate Notes are fungible with the 2030 Fixed-to-Fixed Rate Notes for U.S. federal income tax purposes. Any such additional 2030 Fixed-to-Fixed Rate Notes, together with the 2030 Fixed-to-Fixed Rate Notes, will constitute a single series of 2030 Fixed-to-Fixed Rate Notes under the Senior Non Preferred Debt Securities Indenture and shall be included in the definition of “Senior Non Preferred Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company in respect of principal under the 2030 Fixed-to-Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company and, in accordance with Additional Provision 14.2 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the

Company, such payment obligations rank (i) pari passu among themselves and with any other Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of the Company, the payment obligations of the Company in respect of principal under the 2030 Fixed-to-Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 281 of the Spanish Insolvency Law.

Claims of Holders of 2030 Fixed-to-Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law, and no further interest shall accrue from the date of the declaration of insolvency of the Company.

The obligations of the Company under the 2030 Fixed-to-Fixed Rate Notes are subject to the Bail-in Power.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of the Company, other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2 of Law 11/2015 (including the 2030 Fixed-to-Fixed Rate Notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

The provisions of Section 12.01 of the Senior Non Preferred Debt Securities Indenture, and Section 2.01(r) of the Second Supplemental Indenture shall apply only to rights or claims payable with respect to the 2030 Fixed-to-Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2030 Fixed-to-Fixed Rate Notes and each Holder of the 2030 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2030 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the ranking as described herein. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2030 Fixed-to-Fixed Rate Notes. In addition, each Holder of the

2030 Fixed-to-Fixed Rate Notes by his or her acquisition of such 2030 Fixed-to-Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2030 Fixed-to-Fixed Rate Notes as provided in the Senior Non Preferred Debt Securities Indenture, and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2030 Fixed-to-Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the 2030 Fixed-to-Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2030 Fixed-to-Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“CET1 Capital” means at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations (as each of such terms is defined in the Senior Non Preferred Debt Securities Indenture) at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2030 Fixed-to-Fixed Rate Notes shall not constitute an Event of Default and the terms and conditions of the 2030 Fixed-to-Fixed Rate Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the 2030 Fixed-to-Fixed Rate Notes subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Group entities incorporated in the relevant member state.

No repayment or payment of the Amounts Due, if any, on the 2030 Fixed-to-Fixed Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the 2030 Fixed-to-Fixed Rate Notes with respect to any portion of the 2030 Fixed-to-Fixed Rate Notes that are written-down, converted to equity and/or cancelled under the Senior Non Preferred Debt Securities Indenture, which authorizes Holders of a majority in aggregate Outstanding principal amount of the 2030 Fixed-to-Fixed Rate Notes to direct certain actions relating to the 2030 Fixed-to-Fixed Rate Notes; and

(ii) the Senior Non Preferred Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the 2030 Fixed-to-Fixed Rate Notes remain Outstanding, there will at all times be a Trustee for the 2030 Fixed-to-Fixed Rate Notes in accordance with the Senior Non Preferred Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Senior Non Preferred Debt Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the 2030 Fixed-to-Fixed Rate Notes remain Outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2030 Fixed-to-Fixed Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the 2030 Fixed-to-Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the 2030 Fixed-to-Fixed Rate Notes.

Additional terms of the 2030 Fixed-to-Fixed Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the 2030 Fixed-to-Fixed Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Non Preferred Debt Securities Indenture.

The Senior Non Preferred Debt Securities Indenture and the 2030 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 12.01 of the Senior Non Preferred Debt Securities Indenture, Section 2.01(r) of the Second Supplemental Indenture and the status of the 2030 Fixed-to-Fixed Rate Notes, which shall be governed by and construed in accordance with the laws of The Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Non Preferred Debt Securities Indenture and the 2030 Fixed-to-Fixed Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The 2030 Fixed-to-Fixed Rate Notes and this Note have been issued in the State of New York.

By its acquisition of this Note, each Holder of this Note will be deemed to have agreed to the submission to jurisdiction set forth in Section 1.15 of the Senior Non Preferred Debt Securities Indenture.

Each Holder of this Note that acquires such 2030 Fixed-to-Fixed Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the 2030 Fixed-to-Fixed Rate Notes that acquire the 2030 Fixed-to-Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the 2030 Fixed-to-Fixed Rate Notes, including in relation to the Bail-in Power.

EXHIBIT B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2034 FIXED-TO-FIXED RATE NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 12.01 OF THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE, AND SECTION 2.02(r) OF THE SECOND SUPPLEMENTAL INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTIONS 12.01 AND 2.02(r), RESPECTIVELY, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE SENIOR NON PREFERRED DEBT SECURITIES INDENTURE, SECTION 2.02(r) OF THE SECOND SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971KBA6

ISIN No. US05971KBA60

SERIES SNP-274 SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2034

(THE “2034 FIXED-TO-FIXED RATE NOTES”)

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company,” which term includes any successor person under the Senior Non Preferred Debt Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $      (    dollars) on August 25, 2034 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2027, and ending on the Maturity Date or any date of earlier redemption. Interest so payable on any Interest Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Senior Non Preferred Debt Securities Indenture (each a “Regular Record Date”).

From (and including) the date of issuance to (but excluding) August 25, 2033 (the “Reset Date”), interest will accrue on the 2034 Fixed-to-Fixed Rate Notes at a fixed rate of 5.624% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest will accrue on the 2034 Fixed-to-Fixed Rate Notes at a fixed rate equal to the applicable U.S. Treasury Rate (as defined herein) as of the second Business Day (as defined herein) preceding the Reset Date (the “Reset Determination Date”), plus 1.100% per annum.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Non Preferred Debt Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The 2034 Fixed-to-Fixed Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the 2034 Fixed-to-Fixed Rate Notes, i.e., US$1,000,000,000 was equivalent to approximately €863,781,636, at the Bloomberg reference exchange rate as of August 18, 2026 of €1.00 per US$1.1577 (EUR/USD). Amounts due on the Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Note shall not be entitled to any benefit under the Senior Non Preferred Debt Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2034 Fixed-to-Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the 2034 Fixed-to-Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2034 Fixed-to-Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“CET1 Capital” means at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations (as each of such terms is defined in the Senior Non Preferred Debt Securities Indenture) at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the 2034 Fixed-to-Fixed Rate Notes represented hereby was executed on August 24, 2026 before the Notary Public of Madrid, Mr. Miguel Ruiz-Gallardón García de la Rasilla, with the number 4,938 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: August  , 2026

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Non Preferred Debt Securities of the series designated herein referred to in the within-mentioned Senior Non Preferred Debt Securities Indenture.

Dated: August  , 2026

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Name:
Title:

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series SNP-274 Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (herein called the “2034 Fixed-to-Fixed Rate Notes”) issued and to be issued in one or more series under a Senior Non Preferred Debt Securities Indenture, dated as of April 15, 2026 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Second Supplemental Indenture, dated as of August 25, 2026, among the Company, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Non Preferred Debt Securities Registrar (the “Second Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the “Senior Non Preferred Debt Securities Indenture”) to which Senior Non Preferred Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the 2034 Fixed-to-Fixed Rate Notes and of the terms upon which the 2034 Fixed-to-Fixed Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Non Preferred Debt Securities Indenture unless otherwise indicated. The terms of the 2034 Fixed-to-Fixed Rate Notes include those stated in the Senior Non Preferred Debt Securities Indenture. The 2034 Fixed-to-Fixed Rate Notes are subject to all such terms, and Holders are referred to the Senior Non Preferred Debt Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Senior Non Preferred Debt Securities Indenture, the terms of the Senior Non Preferred Debt Securities Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the 2034 Fixed-to-Fixed Rate Notes, issue additional Senior Non Preferred Debt Securities under the Senior Non Preferred Debt Securities Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first interest payment date, as the 2034 Fixed-to-Fixed Rate Notes; provided, however, that such additional 2034 Fixed-to-Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the Outstanding 2034 Fixed-to-Fixed Rate Notes unless the additional 2034 Fixed-to-Fixed Rate Notes are fungible with the 2034 Fixed-to-Fixed Rate Notes for U.S. federal income tax purposes. Any such additional 2034 Fixed-to-Fixed Rate Notes, together with the 2034 Fixed-to-Fixed Rate Notes, will constitute a single series of 2034 Fixed-to-Fixed Rate Notes under the Senior Non Preferred Debt Securities Indenture and shall be included in the definition of “Senior Non Preferred Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company in respect of principal under the 2034 Fixed-to-Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company and, in accordance with Additional Provision 14.2 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the

Company, such payment obligations rank (i) pari passu among themselves and with any other Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of the Company, the payment obligations of the Company in respect of principal under the 2034 Fixed-to-Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 281 of the Spanish Insolvency Law.

Claims of Holders of 2034 Fixed-to-Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law, and no further interest shall accrue from the date of the declaration of insolvency of the Company.

The obligations of the Company under the 2034 Fixed-to-Fixed Rate Notes are subject to the Bail-in Power.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of the Company, other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2 of Law 11/2015 (including the 2034 Fixed-to-Fixed Rate Notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

The provisions of Section 12.01 of the Senior Non Preferred Debt Securities Indenture, and Section 2.02(r) of the Second Supplemental Indenture shall apply only to rights or claims payable with respect to the 2034 Fixed-to-Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2034 Fixed-to-Fixed Rate Notes and each Holder of the 2034 Fixed-to-Fixed Rate Notes, by his or her acquisition of the 2034 Fixed-to-Fixed Rate Notes, will be deemed to have agreed to the ranking as described herein. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2034 Fixed-to-Fixed Rate Notes. In addition, each Holder of the 2034 Fixed-to-Fixed Rate Notes by his or her acquisition of such 2034 Fixed-to-Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2034 Fixed-to-Fixed Rate Notes as provided in the Senior Non Preferred Debt Securities Indenture, and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2034 Fixed-to-Fixed Rate Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees: (i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof: the reduction of all, or a portion, of the Amounts Due on a permanent basis; the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the 2034 Fixed-to-Fixed Rate Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person; the cancellation of this Note or Amounts Due; the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2034 Fixed-to-Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“CET1 Capital” means at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations (as each of such terms is defined in the Senior Non Preferred Debt Securities Indenture) at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2034 Fixed-to-Fixed Rate Notes shall not constitute an Event of Default and the terms and conditions of the 2034 Fixed-to-Fixed Rate Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the 2034 Fixed-to-Fixed Rate Notes subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Group entities incorporated in the relevant member state.

No repayment or payment of the Amounts Due, if any, on the 2034 Fixed-to-Fixed Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the 2034 Fixed-to-Fixed Rate Notes with respect to any portion of the 2034 Fixed-to-Fixed Rate Notes that are written-down, converted to equity and/or cancelled under the Senior Non Preferred Debt Securities Indenture, which authorizes Holders of a majority in aggregate Outstanding principal amount of the 2034 Fixed-to-Fixed Rate Notes to direct certain actions relating to the 2034 Fixed-to-Fixed Rate Notes; and

(ii) the Senior Non Preferred Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the 2034 Fixed-to-Fixed Rate Notes remain Outstanding, there will at all times be a Trustee for the 2034 Fixed-to-Fixed Rate Notes in accordance with the Senior Non Preferred Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Senior Non Preferred Debt Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the 2034 Fixed-to-Fixed Rate Notes remain Outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2034 Fixed-to-Fixed Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the 2034 Fixed-to-Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the 2034 Fixed-to-Fixed Rate Notes.

Additional terms of the 2034 Fixed-to-Fixed Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the 2034 Fixed-to-Fixed Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Non Preferred Debt Securities Indenture.

The Senior Non Preferred Debt Securities Indenture and the 2034 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 12.01 of the Senior Non Preferred Debt Securities Indenture, Section 2.02(r) of the Second Supplemental Indenture and the status of the 2034 Fixed-to-Fixed Rate Notes, which shall be governed by and construed in accordance with the laws of The Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Non Preferred Debt Securities Indenture and the 2034 Fixed-to-Fixed Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The 2034 Fixed-to-Fixed Rate Notes and this Note have been issued in the State of New York.

By its acquisition of this Note, each Holder of this Note will be deemed to have agreed to the submission to jurisdiction set forth in Section 1.15 of the Senior Non Preferred Debt Securities Indenture.

Each Holder of this Note that acquires such 2034 Fixed-to-Fixed Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the 2034 Fixed-to-Fixed Rate Notes that acquire the 2034 Fixed-to-Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the 2034 Fixed-to-Fixed Rate Notes, including in relation to the Bail-in Power.